Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

WILMINGTON SAVINGS FUND SOCIETY, FSB

(Exact name of Trustee as specified in its charter)

N/A	51-0054940
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

500 Delaware Avenue, 11th Floor

Wilmington, DE 19801

(302) 792-6000

(Address of principal executive offices, including zip code)

WILMINGTON SAVINGS FUND SOCIETY

CONTROLLERS OFFICE

500 Delaware Avenue

Wilmington, DE 19801

(302) 792-6000

(Name, address, including zip code, and telephone number, including area code, of agent of service)

CBL & Associates HoldCo II, LLC1

(Exact name of obligor as specified in its charter)

DE	86-3851011
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500

Chattanooga, TN 37421-6000

(Address of principal executive offices, including zip code)

10.0% Senior Secured Notes due 2029

7.0% Exchangeable Senior Secured Notes due 2028

(Title of the indenture securities)

[1]	SEE TABLE OF ADDITIONAL OBLIGORS

TABLE OF ADDITIONAL OBLIGORS

Obligor	Form	Jurisdiction
Alamance Crossing, LLC	Limited Liability Company	North Carolina
CBL & Associates Limited Partnership	Limited Partnership	Delaware
CBL & Associates Management, Inc.	Corporation	Delaware
CBL & Associates Properties, Inc.	Corporation which has elected to be treated as a Real Estate Investment Trust	Delaware
CBL Ambassador Member, LLC	Limited Liability Company	Louisiana
CBL BI Developments II Member, LLC	Limited Liability Company	Tennessee
CBL BI Developments Member, LLC	Limited Liability Company	Tennessee
CBL Brookfield Sears & Street Shops HoldCo, LLC	Limited Liability Company	Wisconsin
CBL Center HoldCo, LLC	Limited Liability Company	Delaware
CBL Eagle Point Member, LLC	Limited Liability Company	Delaware
CBL El Paso Member, LLC	Limited Liability Company	Delaware
CBL El Paso Outparcel Member, LLC	Limited Liability Company	Texas
CBL Fremaux Member, LLC	Limited Liability Company	Delaware
CBL Gettysburg Member, LLC	Limited Liability Company	Delaware
CBL HP Hotel Member, LLC	Limited Liability Company	Tennessee
CBL Jarnigan HoldCo, LLC	Limited Liability Company	Delaware
CBL Laredo Member, LLC	Limited Liability Company	Texas
CBL Lebcon HoldCo, LLC	Limited Liability Company	Tennessee
CBL Lebcon HoldCo LP, LLC	Limited Liability Company	Delaware
CBL Lebcon I HoldCo, LLC	Limited Liability Company	Tennessee
CBL Lebcon I HoldCo LP, LLC	Limited Liability Company	Delaware
CBL Louisville Member, LLC	Limited Liability Company	Kentucky

Obligor	Form	Jurisdiction
CBL Louisville Outparcel Member, LLC	Limited Liability Company	Kentucky
CBL Management HoldCo, LLC*	Limited Liability Company	Delaware
CBL Outparcel HoldCo, LLC*	Limited Liability Company	Delaware
CBL Statesboro Member, LLC	Limited Liability Company	Georgia
CBL Terrace HoldCo, LLC*	Limited Liability Company	Delaware
CBL Woodstock Member, LLC	Limited Liability Company	Georgia
CBL Woodstock Outparcel Member, LLC	Limited Liability Company	Georgia
CBL/GP V, Inc.	Corporation	Tennessee
CBL/Kentucky Oaks, LLC	Limited Liability Company	Delaware
CBL/MSC II, LLC	Limited Liability Company	South Carolina
CBL/MSC, LLC	Limited Liability Company	South Carolina
CBL/Parkdale Crossing, L.P.	Limited Partnership	Texas
CBL/Penn Investments, LLC	Limited Liability Company	Delaware
CBL/York Town Center GP, LLC	Limited Liability Company	Delaware
CBL/York Town Center, LLC*	Limited Liability Company	Delaware
CBL-TRS Member I, LLC*	Limited Liability Company	Delaware
CBL-D’Iberville Member, LLC	Limited Liability Company	Mississippi
Cross Creek Mall, LLC	Limited Liability Company	North Carolina
CW Joint Venture, LLC	Limited Liability Company	Delaware
Development Options, Inc.	Corporation	Wyoming
Hammock Landing/West Melbourne, LLC	Limited Liability Company	Florida
Henderson Square Limited Partnership	Limited Partnership	North Carolina
Jefferson Mall Company II, LLC	Limited Liability Company	Delaware
Lexington Joint Venture	General Partnership	Ohio
Montgomery Partners, L.P.	Limited Partnership	Tennessee

Obligor	Form	Jurisdiction
North Charleston Joint Venture II, LLC	Limited Liability Company	Delaware
Oak Park Holding I, LLC	Limited Liability Company	Kansas
Parkdale Mall, LLC	Limited Liability Company	Texas
Port Orange Holdings II, LLC	Limited Liability Company	Florida
Southpark Mall, LLC	Limited Liability Company	Virginia
The Galleria Associates, L.P.	Limited Partnership	Tennessee
The Pavilion at Port Orange, LLC	Limited Liability Company	Florida
Volusia Mall Member SPE, LLC	Limited Liability Company	Delaware
WestGate Mall II, LLC	Limited Liability Company	Delaware
Arbor Place Limited Partnership	Limited Partnership	Georgia
Asheville, LLC	Limited Liability Company	North Carolina
Brookfield Square Joint Venture	General Partnership	Ohio
CBL CoolSprings Crossing HoldCo GP, LLC	Limited Liability Company	Tennessee
CBL Mayfaire Hotel Member, LLC	Limited Liability Company	North Carolina
CBL/Brookfield I, LLC	Limited Liability Company	Delaware
CBL/Brookfield II, LLC	Limited Liability Company	Delaware
CBL/Eastgate I, LLC	Limited Liability Company	Delaware
CBL/Eastgate II, LLC	Limited Liability Company	Delaware
CBL/Eastgate Mall, LLC	Limited Liability Company	Delaware
CBL/Fayette I, LLC	Limited Liability Company	Delaware
CBL/Fayette II, LLC	Limited Liability Company	Delaware
CBL/GP Cary, Inc.	Corporation	North Carolina
CBL/GP II, Inc.	Corporation	Wyoming
CBL/GP VI, Inc.	Corporation	Tennessee
CBL/GP, Inc.	Corporation	Wyoming

Obligor	Form	Jurisdiction
CBL/Gulf Coast, LLC	Limited Liability Company	Florida
CBL/J I, LLC	Limited Liability Company	Delaware
CBL/J II, LLC	Limited Liability Company	Delaware
CBL/Monroeville Expansion I, LLC	Limited Liability Company	Pennsylvania
CBL/Monroeville Expansion II, LLC	Limited Liability Company	Pennsylvania
CBL/Monroeville Expansion III, LLC	Limited Liability Company	Pennsylvania
CBL/Monroeville Expansion Partner, L.P.	Limited Partnership	Pennsylvania
CBL/Monroeville Expansion, L.P.	Limited Partnership	Pennsylvania
CBL/Monroeville II, LLC	Limited Liability Company	Pennsylvania
CBL/Monroeville III, LLC	Limited Liability Company	Pennsylvania
CBL/Monroeville Partner, L.P.	Limited Partnership	Pennsylvania
CBL/Nashua Limited Partnership	Limited Partnership	New Hampshire
CBL/Old Hickory I, LLC	Limited Liability Company	Delaware
CBL/Old Hickory II, LLC	Limited Liability Company	Delaware
CBL/Park Plaza GP, LLC	Limited Liability Company	Arkansas
CBL/Park Plaza, Limited Partnership	Limited Partnership	Arkansas
CBL/Park Plaza Mall, LLC	Limited Liability Company	Delaware
CBL/Parkdale Crossing GP, LLC	Limited Liability Company	Delaware
CBL/Parkdale Mall GP, LLC	Limited Liability Company	Delaware
CBL/Parkdale, LLC	Limited Liability Company	Texas
CBL/Stroud, Inc.	Corporation	Pennsylvania
CBL/York, Inc.	Corporation	Pennsylvania
CBL-840 GC, LLC	Limited Liability Company	Virginia
Cross Creek Anchor S GP, LLC	Limited Liability Company	North Carolina
Dakota Square Mall CMBS, LLC	Limited Liability Company	Delaware

Obligor	Form	Jurisdiction
Dunite Acquisitions, LLC	Limited Liability Company	Delaware
Eastgate Company	General Partnership	Ohio
Eastland Holding I, LLC	Limited Liability Company	Illinois
Eastland Holding II, LLC	Limited Liability Company	Illinois
Eastland Mall, LLC	Limited Liability Company	Delaware
Eastland Member, LLC	Limited Liability Company	Illinois
Harford Mall Business Trust	Business Trust	Maryland
IV Commons, LLC	Limited Liability Company	California
IV Outparcels, LLC	Limited Liability Company	California
JG Gulf Coast Town Center LLC	Limited Liability Company	Ohio
Laurel Park Retail Holding LLC	Limited Liability Company	Michigan
Laurel Park Retail Properties LLC	Limited Liability Company	Delaware
Meridian Mall Limited Partnership	Limited Partnership	Michigan
Mid Rivers Land LLC	Limited Liability Company	Delaware
Mid Rivers Mall CMBS, LLC	Limited Liability Company	Delaware
Monroeville Anchor Limited Partnership	Limited Partnership	Pennsylvania
Mortgage Holdings, LLC	Limited Liability Company	Delaware
Multi-GP Holdings, LLC	Limited Liability Company	Delaware
Northpark Mall/Joplin, LLC	Limited Liability Company	Delaware
Old Hickory Mall Venture	General Partnership	Tennessee
Old Hickory Mall Venture II, LLC	Limited Liability Company	Delaware
Parkdale Crossing Limited Partnership	Limited Partnership	Texas
Parkdale Mall Associates, L.P.	Limited Partnership	Texas
Parkway Place Limited Partnership	Limited Partnership	Alabama
Parkway Place SPE, LLC	Limited Liability Company	Delaware
Seacoast Shopping Center Limited Partnership	Limited Partnership	New Hampshire

Obligor	Form	Jurisdiction
South County Shoppingtown LLC	Limited Liability Company	Delaware
St. Clair Square SPE, LLC	Limited Liability Company	Delaware
Stroud Mall, LLC	Limited Liability Company	Pennsylvania
Tenn-GP Holdings, LLC	Limited Liability Company	Tennessee
Volusia Mall GP, Inc.	Corporation	New York
Volusia Mall Limited Partnership	Limited Partnership	New York
WestGate Mall Limited Partnership	Limited Partnership	South Carolina
York Galleria Limited Partnership	Limited Partnership	Virginia
2030 Insurance, LLC	Limited Liability Company	Delaware
Acadiana Outparcel, LLC	Limited Liability Company	Delaware
Madison OP Outparcel Ground, LLC	Limited Liability Company	Wisconsin
CBL/Regency I, LLC	Limited Liability Company	Delaware

ITEM 1.	GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Securities and Exchange Commission

Washington, DC 20549

Federal Reserve

District 3

Philadelphia, PA

FDIC

Washington, DC 20549

Office of the Comptroller of the Currency

New York, NY 10173

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEM 16.	LIST OF EXHIBITS.

Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1.	A copy of the articles of association of the trustee as now in effect.
Exhibit 2.	A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.
Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.
Exhibit 4.	A copy of the existing bylaws of the trustee, or instruments corresponding thereto.
Exhibit 5.	Not applicable.
Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Savings Fund Society, FSB, a federal savings bank organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the      day of October, 2021.

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Patrick J. Healy
Name: Patrick J. Healy
Title: Senior Vice President

CORPORS RECEIVED FEDERAL STOCK CHARTER WILMINGTON SAVINGS FUND SOCIETY SECTION 1. Corporate Title. The full corporate title of the savings bank is “Wilmington Savings Fund Society, Federal Savings Bank.” SECTION 2. Office. The home office of the savings bank shall be located in the County of New Castle, State of Delaware. SECTION 3. Duration. The duration of the savings bank is perpetual. SECTION 4. Purpose and Powers. The purpose of the savings bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under Section 5 of the Home Owners’ Loan Act and to exercise all the express, implied, and incidental on els conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Federal Home Loan Bank Board (“Board”). In addition, the savings bank may make any investment and engage in any activity as may be specifically authorized by action of the Board, including authorization by delegated authority, in connection with action approving the issuance of the charter. SECTION 5. Capital Stock. The total number of shares of all classes of the capital stock which the sayings bank has authority to issue is Twenty Five Million (25,000,000), of which Seventeen and One Half Million (17,500,000) shall be common stock, par value $.01 per share, and of which Seven and One Half Million (7,500,000) shall be preferred stock, par value $.01 per share. The shares may be issued from time to time as authorized by the board of directors without further approval of stockholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor or services actually performed for the savings bank, or any combination of the foregoing. In the absence of actual ‘fraud in the transaction, the value of-such property, labor, or services, as determined by the board of directors of the savings bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the sayings bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance. Except for shares issuable in connection with the conversion of the savings bank from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the savings bank ocher than as part of a general public offering or as qualifying -charos_10-1-direeter-walese-theluissantes-orthoplan-weder which they would-be-issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.—Nothing contained in this Section 5 (or in any supplementary sections hereto) shall enude the holders of any class of 2 series of capital stock to voice as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors: Provided, That this restriction on voting separately by class or series shall not apply: (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

(ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the savings bank with another corporation or the sale; leasc, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the savings bank if the preferred stock is exchanged for securities of such other corporation: Provided, That no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Federal Savings and Loan Insurance Corporation; (iii) To any amendment which would adversely change the specific terms of any class of series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving association in a merger or consolidation for the savings bank, shall not be considered to be such an adverse change. A description of the different classes and series (if any) of the savings bank’s capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows : A Common Stock. Except as provided in this Section 5 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess al voting power. Each holder of shares of common stock shall be encided to one vote for each share held by such holder, except as to the cummulation of votes for the election of directors. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith es to dividends out of any assets legally available for the payment of dividends. In the event of any liquidation, dissolucion, or winding up of the savings bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the savings bank available for distribution remaining after: (i) payment or provision for payment of the savings bank’s debts and liabiliües: (ü) distributions or provision for distributions in settlement of its liquidation accounr; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the savings bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock. : B. Preferred Stock. The savings bank may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series: * (a) The distinctive serial designation and the number of shares constituting such series; (6) The dividend race or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends; (c) The voting powers, full or limited, if any, of the shares of such series; (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which,—and the terms and conditions on which, such shares may be redeemed; 2

(e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up to the savings bank; (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such—shares may be redeemed or purchased through the application of such fund; (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the savings bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange. (h) The price or other consideration for which the shares of such series shall be issued; and (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock. Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series. The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the articles of incorporation, fix and determine the relative rights and preferences of the shares of any series so established, Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the savings bank shall file with the Secretary to the Board a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof. SECTION 6. Net Worth Certificates. Notwithstanding any provision of Section 5, Capital Stock, the savings bank may issue net worth certificates, income capital certificates or similar certificates to the Federal Savings and Loan Insurance Corporation (the “Corporation”) or the Federal Deposit Insurance Corporation in exchange for appropriate consideration, including promissory notes of the Corporation, in accordance with the rules, regulations, and policies of the Board. Subject to such rules, regulations, and policies, the board of directors of the savings bank is authorized without the prior approval of the stockholders of the savings bank and by resolution(s) from time to time adopted by the board of directors to cause the issuance of net worth certificates to the Corporation and to fix the designations, preferences, and relative, participating, optional, or, other special rights of the certificates, and the qualifications, limiterions, and restrictions thereon. Stockholders of the savings bank shall not be endtled to preemptive rights with respect to the issuance of net worth certificates, nor shall holders of such certificates be entitled co preemptive rights with respect to any additional issuance of net worth certificates. SECTION 7. Preemptive Righis. Holders of the capital stock of the savings bank shall not be encicled to preemptive rights with respect to any shares of the savings bank which may be issued. SECTION 8. Certain provisions applicable for five years. Notwithstanding anything contained in the savings bank charter or bylaws to the contrary, for a period of five years from the date of completion of the conversion of the savings bank from mutual to stock form, the following provisions shall apply: I A “Benencrai ownership oracions No person shell directly or indirectly over to acquire or acquire the beneficial ownership of more than 10 percent of any class of an equity security of the savings bank. This limitacion shall not apply to a transaction in which the savings bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights or the purchase of shares by underwriters in connection with a public offering. In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered ‘excess shares’ and shall not be counted as shares entitled 20 vote and shall not be voted by any person or counced as voting shares in connection with any matters submitted to the stockholders for a vote. 3

For the purposes of this Section 8, the following definitions apply. (1) The term “person” includes an individual, a group acting in concert, a corporation, & partnership, an association, a joint stock company, a trust, any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of the savings bank (2) The term “offer” includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value. (3) The term “acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise, · (4) The term “acting in concert” means (2) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.’ B. Cumulative voting limitation. Stockholders shall not be permitted to cumulate their votes for election of directors. C. Call for special meetings. Special meetings of stockholders relating to changes in control of the savings bank or amendments to its charter shall be called only upon direction of the board of directors. SECTION 9. Liquidation Account. Pursuant to the requirements of the Board’s regulations (12 C.F.R. Subchapter D), the sayings bank shall establish and maintain a liquidation account for the benefit of its savings account holders as of December 31, 1983 (“eligible savers”). In the event of a complete liquidation of the savings Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the savings bank’s eligible saver’s inchoate interest in the liquidation account, to the extent it is still in existence: Provided, that an eligible saver’s inchoate interest in the liquidation account shall noi entitle such eligible sayer to any voting rights at meetings of the savings bank’s stockholders. SECTION 10. Directors. The savings bank shall be under the direction of a board of directors. The authorized number of directors, as scated in the savings bank’s bylaws, shall not be less than seven or more than fifteen except when a greater number is approved by the Board. SECTION 11. Amendment of Charter. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the board of directors of the savings bank, then preliminarily approved by the Board, which preliminary approval may be granted by the Board pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the Board in accordance with regulatory procedures or on such other date as the Board may specify in its preliminary approval. 4

Any amendment, addition, alteration, change or repeal so acted upon shall be effective upon filing with the Board in accordance with the regulatory procedures or on such other date as the Board may specify in its preliminary approval. - Attest: _By: ANET Secretary of the Savings Bank, I President or Chief Executive Officer at the Savings Bank evenue 1982 Declared effective: this AV FEDERAL HOME LOAN BANK BOARD Day Eles Ry La Z Astead de 14 sata Secyerario the Board By: - Associate General Counsel for Conversions 5

.

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, WILMINGTON SAVINGS FUND SOCIETY, FSB hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October     , 2021

By:	/s/ Patrick J. Healy
Patrick J. Healy
Senior Vice President

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS FOR A FEDERAL SAVINGS ASSOCIATION I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that: 1. The Office of the Comptroller of the Currency, pursuant to 12 USC 5412(b)(2)(B) and 5433(a) and (b)(1), has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all federal savings associations. 2. “Wilmington Savings Fund Society, FSB,” Wilmington, Delaware (Charter No. 707938), was chartered under the laws of the United States as a federal savings association and is authorized to exercise fiduciary powers under the provisions of 12 USC 1464(n). 3. This charter and the authority to exercise fiduciary powers remain in full force and effect on the date of this certification. IN TESTIMONY WHEREOF, today, September 3, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Acting Comptroller of the Currency [GRAPHIC APPEARS HERE] Acting Comptroller of the Currency 2021-01046-C

BYLAWS OF WILMINGTON SAVINGS FUND SOCIETY, FEDERAL SAVINGS BANK ARTICLE I. HOME OFFICE The home ofice of Wilmington Savings Fund Society, Federal Savings Bank (“Bank”) shall be at Wilmington in the county of New Castle in the State of Delaware. ARTICLE II. STOCKHOLDERS SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at such place as the board of directors may determine in the state in which the Bank has its principal place of business. SECTION 2. Annual Meeting. The annual meeting of the stockholders of the Bank for the election of directors and for the transaction of any other business of the Bank shall be held within 120 days after the end of the Bank’s fiscal year. Such meeting date shall be designated annually by the board of directors. SECTION 3. Special Meetings. Special Meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Federal Home Loan Bank Board (“Board”) (which as hereinafter used includes the Federal Savings and Loan Insurance Corporation), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home • office of the Bank addressed to the chairman of the board, the president, or the secretary. SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with che most current edition of Robert’s Rules of Order unless otherwise prescribed by regulations of the Federal Home Loan Bank Board, or these bylaws. The board of directors shall designate, when present, either the chairman of the board or president to preside ac such meetings. SECTION 5. Norice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than twenty nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, the directors calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 6 of this Article II, with postage Herecer prepaid When any stockholders’ meeting etter Hruafrorspeciai, is adjourned forefrirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business co be transacted thereat, other than an announcement at the meeting at which suchi adjournment is taken. SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders, Such date in any case shall be not more than sixty days and, in case of a meeting of stockholders, noc fewer than ten days prior to the date on which che particular action, ‘requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof. SECTION 7. Poting Lists. The officer or agent having charge of the stock transfer books for shares of the Bank shall make, at least twenty days before each meeting of the stockholders, a complete list of the stockholders entitled to yote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, shall be kept on file at the home office of the Bank and shall be subject to inspection by any stockholder at any time during usual business hours, for a period of twenty days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to yote at any meeting of stockholders. In lieu of making the stockholders list available for inspection by any stockholder as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in Section 552.6(d) of the Board’s Regulations, as now or hereafter in effect. SECTION 8. Quorum. A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute & quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. SECTION 9. Proxies. At all meetings of stockholders, a stockholder may yote by proxy executed in writing by the stockholder or by his duly authorized actomey in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest. SECTION 10. Voting of shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the stockholders of the Bank any one or more of such stockholders may cass, in person or by proxy, all votes to which such ownership is intended. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no voces shall be cast for such stock if a majority cannot agree. SECTION 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy. Without a transfer of such Chares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no crustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name is authority to do so is contained in an appropriate order of the coun or other public authority by which such receiver wis appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vole the shares so transferred, 2

Neither treasury shares of its own stock held by the Bank, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporacion are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. SECTION 12. Cumulative Voting. For a period of five years following the date of the completion of the conversion of the Bank from mutual to stock form, the cumulation of votes for the election of directors is not permitted. Thereafter, at each election for directors every stockholder entitled to vote at such election shall have the right either to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his shares shall cqual, or by distributing such votes on the same principle among any number of candidates. SECTION 13. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if unanimous consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof. SECTION 14. Inspectors of Election. In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as Inspector fails to appear or refuses to acc, the vacancy may be filled by appointment by the board of directors in advance of the meeting, by the chairman of the board, or by the president. Unless otherwise prescribed by regulations of the Federal Home Loan Bank Board, the duties of such inspectors shall include: determining the number of shares of stock and the yaring power of cach share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders. SECTION 15. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. No nominations for directors except chose made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all the persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior Louche annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon. SECTION 16. New Business. Any new business proposed by a stockholder to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Bank at least five days before the date of the annual meeting, and all business so scared, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Such writing fled wich the secretary shall contain such information as required by Regulation 14A and Schedule 14A under the Securities Exchange Act 1934. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, as provided above, such proposal shall be laid over for action at an 3 adjoumed, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. ARTICLE III. BOARD OF DIRECTORS SECTION 1. General Powers. The business and affairs of the Bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings. SECTION 2. Number and Term. The board of directors shall consist of eleven (11) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually. SECTION 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, within the Bank’s regular lending area, for the holding of additional regular meetings without other notice thad such resolution. SECTION 4. Qualification. Each Director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the association unless the association is a wholly owned subsidiary of a holding company. SECTION 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Bank’s regular lending area, as the place for holding any special meeting of the board of directors called by such persons. All meetings of the board of directors shall be conducted in accordance with the most current edition of Robert’s Rules of Order, · Members of the board of directors may participate in meetings by means of conference telephone, or by means of similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person buc shall not constitute attendance for che purpose of compensation pursuant to Section 12 of this Article. SECTION 6. Norice. Written notice of any special meeting shall be given to each director at least two days prior thereto delivered personally or by telegram, or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the U.S. mail so addressed, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is nor lawfully called or convened. Neither the business to be transacted as nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. SECTION 7. Quorum. A majority of the number of directors fixed by Section 2 of chis Article III shall constitute a quorum for the transaction of business ar any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to come. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of chis Article III: -SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless governing law, rules or regulation requires otherwise. SECTION 9. Action without a Meeling. Any action required or permitted to be taken by the board of directors ar 1 meeting may be taken without a meeting if a consent in writing, setting forth the action so token, shall be signed by all of the directors. 4

SECTION 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Bank addressed to the secretary. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the secretary. SECTION 11. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the board of directors remains. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the stockholders. SECTION 12. Compensation, Directors, as such, may receive a stated compensation for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. SECTION 13. Presumption of Assent. A director of the Bank who is present at a meeting of the board of directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his disseat or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such accion, SECTION 14. Removal of Directors. At a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less then the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a pan. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. SECTION 15. Age limitation on directors. No person shall be eligible for election, re-election, appointment or reappointment to the board of directors of the Bank if such person is then more than 75 years of age. No director shall serve beyond the annual meeting of the Bank immediately following his attainment of 75 years of age. The age limitation shall not apply to a person serving as a director emeritus of the Bank. Directors emeritus may be appointed and their compensation for services (in an amount not to exceed those fees paid to voting directors) determined by resolution of the board of directors of the Bank, Only former directors of the Bank (including former directors of other banks which have merged with, or otherwise been acquired by the Bank) shall be eligible to serve as directors emeritus. Directors emeritus shall be available for consultation with and advice to management of the Bank. Directors emeritus may attend meetings of the board of directors, but shall have no vote on any matter acted upon by such board. ARTICLE IV. EXECUTIVE AND OTHER COMMITTEES board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereof shall not aperare to relieve the board of directors, or any director, of any responsibility imposed by law or regulation. SECTION 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such 5 authority shall be limited by che resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to a declaration of dividends, an amendment of the charter or bylaws of the Bank, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in : which any member of the executive committee, directly or indirectly, has any material beneficial interest. SECTION 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the executive committee. SECTION 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by a member thereof upon not less than one days’ notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need nor state the business proposed to be transacted at the meeting. SECTION 5. Quorum. A majority of the members of the executive committee shall constitute a quorum: for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present, SECTION 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if & consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee. SECTION 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors. SECTION 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or the secretary of the Bank. Unless otherwise specified therein, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective. SECTION 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have occurred. SECTION 10. Other Committees. The board of directors may by resolution establish an audit committee, a loan committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Bank and may prescribe the duties, constitution and procedures thereof. ARTICLE V. OFFICERS SECTION I. Positions. The officers of the Bank shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Bank. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board 6 of directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices. SECTION 2. Election and Term of Office. The officers of the Bank shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Bank to enter into an employment contract with any officer in accordance with regulations of the Federal Home Loan Bank Board; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V. SECTION 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Bank shall be served thereby, but such removal, other than for cause, shall be without prejudice to the contract sighes, if any, of the person so removed, SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, dis qualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.’ SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors. SECTION 6. Age limitation on officers. No person 65 years of age or above shall be eligible for election, re-election, appointment, or reappointment as an officer of the Bank. No officer shall serve beyond the annual meeting of the Bank immediately following his or her becoming 65. ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS SECTION 1. Conrracis. To the extent permitted by regulations of the Federal Home Loan Bank Board, and except as otherwise prescribed by the bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank Such authority may be general or confined to specific instances. SECTION 2. Loans. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in irs name unless authorized by the board of directors. Such authority may be general or confined to specific instances. SECTION 3. Checks, Drafts, Elc. All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees or agents of the Bank in such manner as shall from time to time be determined by the board of directors. SECTION 4. Deposits. All funds of the Bank not otherwise employed shall be deposited from time to come to the credit of the Bank in any of its duly authorized depositories as the board of directors may select, ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER SECTION I. Certificates for Shares. Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the board of directors and approved by the Federal Home Loan Bank Board. Such certificates shall be signed by the chief executive officer or by any other officer of the Bank authorized by the board of directors, arrested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Bank.jeself or one of its employees. Each certificate for shares of capital stock shall be consecutively 7 numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Baak for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Bank as the board of directors may prescribe. SECTION 2. Transfer of Shares. Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall fumish proper cvidence of such authority, or by his attomcy thereunco authorized by power of attomey duly executed and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to.be the owner thereof for all purposes. ARTICLE VII. FISCAL YEAR; ANNUAL AUDIT The fiscal year of the Bank shall end on the 31st day of December of each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by by and responsible to the board of directors. The appointment of such accountants shall be subject to annual ratification by the stockholders. ARTICLE IX. DIVIDENDS Subject to the terms of the Bank’s charter and the regulacions and orders of the Federal Home Loan Bank Board, the board of directors may, from time to time, declare and the Bank may pay, dividends to its outstanding shares of capital stock. ARTICLE X. CORPORATE SEAL The board of directors shall approve a Bank seil. ARTICLE XI. AMENDMENTS These bylaws may be amended in any manner not inconsistent with applicable laws, rules, regulations or the charter at any time by a majority of the full board of directors, or by a majority vote of the votes cast by the shareholders of the Bank-at any legal meeting called expressly for that purpose. 8

Delaware PAGE 1 The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES : “CHRISTIANA BANK & TRUST COMPANY”, A DELAWARE CORPORATION, WITH AND INTO “WILMINGTON SAVINGS FOND SOCIETY, FSB” UNDER THE NAME OF “WILMINGTON SAVINGS FUND SOCIETY, FSB”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE COUNTRY OF UNITED STATES, AS RECEIVED AND FILED IN THIS OFFICE THE TENTH DAY OF DECEMBER, A.D. 2010, AT 9:29 O’CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. www. 4912804 8100M Jarrrey W. Bullock, Secretary or Slate AUTHENTICATION: 8426775 DATE: 12-14-10 101176207 You may verify this certificate online at corp.delawan.gov/authver.shtml

State of Delaware Secretary of Stato Division of Corporations Delivered 09:29 PM 12/10/2010 FILED 09:29 PM 12/10/2010 SRV 101276207—2309088 FILE STATE OF DELAWARE CERTIFICATE OF MERGER OF DOMESTIC CORPORATION INTO FOREIGN CORPORATION Pursuant to Title 8, Section 252, of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger: FIRST: The names of each constituent corporation are Christiana Bank & Trust Company, a Delaware banking corporation, and Wilmington Savings Fund Society, FSB, a Federal savings bank incorporated under the laws of the United States. SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252. THIRD: The name of the surviving corporation is Wilmington Savings Fund Society, FSB. FOURTH; The Federal Stock Charter of the surviving corporation shall be its certificate of incorporation. FIFTH: The Agreement of Merger is on file at 500 Delaware Avenue, Wilmington, Delaware 19801, the place of business of the surviving corporation. SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, lo any stockholder of this constituent corporations. SEVENTH: The surviving corporation agrees that may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the surviving corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceedings. The Secretary of State shall mail any such process to the surviving corporation at 500 Delaware Avenue, Delaware 19801.

IN WITNESS WHEREOF, said surviving corporation has caused the certificate to be signed by an authorized officer, the 3rd day of December, A.D. 2010. By: /s/ Robert F. Mack Name: Robert F. Mack Title: Senior Vice President

Wilmington Savings Fund Society - FDIC Certificate Number: 17838

Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2021

FFIEC 041
Page 17 of 86
RC-1

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Amount	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	605,630	1.a.
b. Interest-bearing balances (2)			0071	1,807,375	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A) (3)			JJ34	95,126	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)			1773	3,366,579	2.b.
c. Equity securities with readily determinable fair values not held for trading (4)			JA22	0	2.c.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold			B987	0	3.a.
b. Securities purchased under agreements to resell (5,6)			B989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	113,173	4.a.
b. Loans and leases held for investment	B528	8,264,264			4.b.
c. LESS: Allowance for loan and lease losses (7)	3123	132,418			4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			B529	8,131,846	4.d.
5. Trading assets (from Schedule RC-D)			3545	0	5.
6. Premises and fixed assets (including capitalized leases)			2145	242,001	6.
7. Other real estate owned (from Schedule RC-M)			2150	1,044	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	4,524	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets (from Schedule RC-M)			2143	527,882	10.
11. Other assets (from Schedule RC-F) (6)			2160	214,469	11.
12. Total assets (sum of items 1 through 11)			2170	15,109,649	12.
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	12,846,711	13.a.
(1) Noninterest-bearing (8)	6631	4,335,580			13.a.1.
(2) Interest-bearing	6636	8,511,131			13.a.2.
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased (9)			B993	0	14.a.
b. Securities sold under agreements to repurchase (10)			B995	0	14.b.
15. Trading liabilities (from Schedule RC-D)			3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			3190	21,634	16.
17. and 18. Not applicable					
19. Subordinated notes and debentures (11)			3200	0	19.

1 Includes cash items in process of collection and unposted debits.
2 Includes time certificates of deposit not held for trading.
3 Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.
4 Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.
5 Includes all securities resale agreements, regardless of maturity.
6 Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7 Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
8 Includes noninterest-bearing, demand, time, and savings deposits.
9 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
10 Includes all securities repurchase agreements, regardless of maturity.
11 Includes limited-life preferred stock and related surplus.

Reporting Period: June 30, 2021 July 28, 2021 2:18 PM

Wilmington Savings Fund Society - FDIC Certificate Number: 17838

FFIEC 041
Page 18 of 86
RC-2

Schedule RC—Continued

Dollar Amounts in Thousands	RCON	Amount	
Liabilities—continued			
20. Other liabilities (from Schedule RC-G)	2930	299,470	20.
21. Total liabilities (sum of items 13 through 20)	2948	13,167,815	21.
22. Not applicable			
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	0	24.
25. Surplus (excludes all surplus related to preferred stock)	3839	1,538,174	25.
26. a. Retained earnings	3632	395,665	26.a.
b. Accumulated other comprehensive income (1)	B530	10,238	26.b.
c. Other equity capital components (2)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	1,944,077	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	(2,243)	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	1,941,834	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	15,109,649	29.

Memoranda

To be reported with the March Report of Condition.

	RCON	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2020	6724	NR	M.1.

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution
1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution
2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)
2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)
3 = This number is not to be used
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

To be reported with the March Report of Condition.

	RCON	Date	
2. Bank's fiscal year-end date (report the date in MMDD format)	8678	NR	M.2.

1 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
2 Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: June 30, 2021

July 28, 2021 2:18 PM